Exhibit 99.1

GSV Capital Corp.

GSV Capital Corp. Reports Second Quarter 2015 Results of Operations

Net Asset Value of $15.72 Per Share as of June 30, 2015

WOODSIDE, Calif., August 6, 2015 (GLOBE NEWSWIRE) -- GSV Capital Corp. ("GSV") (Nasdaq:GSVC), today announced financial results for the second quarter ended June 30, 2015. Net assets totaled $303.6 million, or $15.72 per share, at June 30, 2015, as compared to $15.66 per share at March 31, 2015 and $14.86 per share at June 30, 2014.

"We are pleased that our NAV per share is again at an all-time high this quarter,” said Michael Moe, Chief Executive Officer of GSV Capital. “Our focus remains on systematically identifying and investing in what we believe are the world’s most dynamic growth companies, while capitalizing on attractive opportunities to monetize positions in our portfolio.”

Investment Portfolio as of June 30, 2015

At June 30, 2015, GSV owned positions in 52 portfolio companies with an aggregate fair value of $390.3 million. Excluding Treasuries, the Company’s three largest investments comprised 30.0% of the total portfolio value, while its top ten portfolio companies accounted for approximately 57.4% of the total portfolio value.

Top Ten Investments at June 30, 2015

$ in millions (rounded)	Fair Value	% of Total Portfolio
Palantir Technologies, Inc.	$48.8	12.5%
2U, Inc.	38.2	9.8
Dropbox, Inc.	30.0	7.7
Twitter, Inc.	29.0	7.4
Coursera, Inc.	14.5	3.7
Solexel, Inc.	14.0	3.6
PayNearMe, Inc.	14.0	3.6
SugarCRM, Inc.	12.3	3.2
Dataminr, Inc.	11.9	3.0
Avenues Global Holdings, LLC	11.3	2.9
Total (rounded)	$224.0	57.4%

Of the five key investment themes GSV has identified in its portfolio, Education Technology continues to be its largest commitment, constituting 36.4% of the total portfolio. Cloud Computing and Big Data represents 32.1% of the total portfolio, and Social Mobile, Marketplaces and Sustainability make up 15.3%, 10.4% and 5.8% of the total portfolio, respectively.

GSV Capital Corp.

Second Quarter 2015 Portfolio Investment Activity

In the second quarter of 2015, GSV invested approximately $1.6 million, including in two follow-on investments of $1.5 million in GSVlabs and $50,000 in EarlyShares. Subsequent to quarter-end, GSV also invested $4.0 million in Enjoy Technology.

During the second quarter of 2015, GSV sold shares in the following public portfolio company:

		Average
	Shares	Share	Net	Realized
Portfolio Company	Sold	Price	Proceeds	Gain/(Loss)	IRR

Twitter, Inc.	400,000	$51.52	$20,608,011	$13,666,419	43.5%

At June 30, 2015, GSV had investments in 48 private companies and 4 public companies (2U (Nasdaq:TWOU), Chegg (NYSE:CHGG), Cricket Media (f/k/a ePals Inc.) (CVE:CKT) and Twitter (NYSE:TWTR)). In general, management intends to liquidate its public securities holdings within one year following the expiration of the corresponding IPO lock-up.

At quarter-end, GSV had $18.0 million of borrowing capacity available to it under its credit facility. As of August 6, 2015, GSV has $18.0 million of borrowing capacity available to it under its credit facility.

As GSV's portfolio matures, and to the extent GSV realizes a cumulative net realized gain, GSV intends to distribute a portion of such gains to shareholders in the form of a distribution, subject to approval by the Board of Directors, though it is not certain as to when GSV will be able to do so.

Second Quarter 2015 Financial Results

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	$ in millions (rounded)	per share	$ in millions (rounded)	per share
Net investment loss	$(3.6)	$(0.19)	$(3.4)	$(0.18)

Net realized gain(loss)	$13.6	$0.71	$(7.2)	$(0.38)

(Provision)/Benefit for taxes on net realized capital gains/losses	$(5.6)	$(0.29)	$3.0	$0.15

Net change in unrealized appreciation/(depreciation) of investments	$(5.7)	$(0.29)	$11.5	$0.60

(Provision)/Benefit for taxes on unrealized appreciation/ (depreciation) of investments	$2.4	$0.12	$(4.7)	$(0.24)

Net increase/(decrease) in net assets resulting from operations - basic	$1.1	$0.06	$(0.9)	$(0.05)

Weighted average common basic shares outstanding were approximately 19.3 million for the three months ended June 30, 2015 and June 30, 2014.

Our liquid assets ended the quarter at $102.8 million, consisting of $8.0 million of cash, $18.0 million of unused borrowings available under the credit facility, and $76.7 million of public securities not subject to lock-up agreements, of which $38.5 million are subject to periodic sales restrictions.

GSV Capital Corp.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call number for U.S. participants is 888-299-7212, and the conference call number for participants outside the U.S. is 1 719-457-2659. The conference ID number for both call numbers is 5002085. Additionally, interested parties can listen to a live webcast of the call from the "Investors" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed through August 13, 2015 by dialing 888-203-1112 (U.S.) or 1 719-457-0820 (international), using conference ID number 5002085.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

William Tanona

(650) 235-4769

IR@gsvam.com

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Investments at fair value:
Investments in controlled securities (cost of $19,031,912 and $17,933,651 respectively) (1)	$20,666,877	$18,819,335
Investments in affiliated securities (cost of $85,207,517 and $80,760,208 respectively) (1)	75,297,514	70,172,313
Investments in non-controlled/non-affiliated securities (cost of $194,193,416 and $202,417,830 respectively)	294,378,268	281,992,669
Investments in treasury bill (cost of $100,001,569 and $100,001,692 respectively)	100,001,569	100,000,056
Investments owned and pledged (amortized cost of $5,485,542 and $7,286,332 respectively) (2)	5,498,112	7,298,042
Total Investments (cost of $403,919,956 and $408,399,713 respectively)	495,842,340	478,282,415

Cash	8,049,760	3,472,880
Restricted cash	41,181	48,889
Due from:
GSV Asset Management(1)	1,124	204,825
Portfolio companies(1)	68,371	85,356
Interest and dividends receivable	119,248	26,671
Prepaid expenses and other assets	63,982	596,926
Deferred financing costs	2,514,558	2,928,134
Total Assets	506,700,564	485,646,096

LIABILITIES
Due to:
GSV Asset Management(1)	29,325	23,396
Accounts payable and accrued expenses	62,169	292,950
Accrued incentive fees (1)	23,914,966	14,137,899
Accrued management fees (1)	670,128	641,276
Accrued interest payable	1,056,563	1,139,458
Payable for securities purchased	89,501,569	90,001,692
Current taxes payable	134,733	134,733
Deferred tax liability	19,153,303	6,907,666
Line of credit payable	-	18,000,000
Convertible Senior Notes embedded derivative liability	-	1,000
Convertible Senior Notes payable 5.25% due September 15, 2018	68,528,012	68,462,353
Total Liabilities	203,050,768	199,742,423
Commitments and contingencies (Note 6)
Net Assets	$303,649,796	$285,903,673

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 19,320,100 issued and outstanding)	$193,201	$193,201
Paid-in capital in excess of par	275,837,514	275,837,514
Accumulated net investment loss	(43,157,161)	(31,972,292)
Accumulated net realized gain on investments	16,386,895	496,782
Accumulated net unrealized appreciation on investments	54,389,347	41,348,468
Net Assets	$303,649,796	$285,903,673

Net Asset Value Per Share	$15.72	$14.80

(1)	This balance is a related-party transaction.

(2)	In accordance with the terms of the Company’s Convertible Senior Notes payable, the Company deposited $10,867,500 in an escrow account with the Trustee. These funds were used to purchase U.S. Treasury Strips with an original cost of $10,845,236. As of June 30, 2015, three of the government securities purchased had matured and the proceeds were used by the trustee in accordance with the terms of the escrow agreement.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
INVESTMENT INCOME
Interest income from controlled securities (1)	$-	$667	$-	$5,733
Interest income from affiliated securities(1)	69,165	68,591	120,396	103,453
Interest income from non-controlled/non-affiliated securities	7,945	27,775	15,738	27,775
Dividend income from non-controlled/non-affiliated securities	46,781	-	46,781	887
Total Investment Income	123,891	97,033	182,915	137,848

OPERATING EXPENSES
Management fees (1)	2,010,385	1,933,663	3,931,513	3,689,859
Incentive fees (1)	1,565,339	844,633	9,777,067	1,814,285
Costs incurred under administration agreement(1)	785,036	929,701	1,587,432	1,838,233
Directors’ fees	107,500	65,000	192,806	130,000
Professional fees	394,228	402,555	735,972	859,094
Interest and credit facility expense	1,228,783	1,533,971	2,597,586	2,713,696
Other expenses	143,153	186,028	264,478	318,927
Gain on fair value adjustment for embedded derivative	(1,000)	(20,000)	(1,000)	(640,000)
Total Operating Expenses	6,233,424	5,875,551	19,085,854	10,724,094

Benefit for taxes on net investment loss	2,494,459	2,359,369	7,718,070	4,372,283

Net Investment Loss	(3,615,074)	(3,419,149)	(11,184,869)	(6,213,963)

Net Realized Gain(Loss):
From affiliated securities	-	-	-	10,419
From non-controlled/non-affiliated securities	13,636,614	(7,249,566)	26,855,017	671,760
Net Realized Gain(Loss) on investments	13,636,614	(7,249,566)	26,855,017	682,179

(Provision)/Benefit for taxes on realized
gains/losses on investments	(5,567,830)	2,959,998	(10,964,904)	(278,533)

Net Change in Unrealized Appreciation
(Depreciation) on investments:
From controlled securities	(8,277)	(24,693)	(33,572)	(439,092)
From affiliated securities	(804,967)	(3,566,018)	(657,088)	(3,764,212)
From non-controlled/non-affiliated securities	(4,931,155)	15,063,436	22,730,342	12,602,350
Total Change in Unrealized Appreciation
(Depreciation) on investments	(5,744,399)	11,472,725	22,039,682	8,399,046

(Provision)/Benefit for taxes on unrealized
appreciation/depreciation on investments	2,372,190	(4,684,314)	(8,998,803)	(3,429,331)

Net Increase(Decrease) in Net Assets
Resulting from Operations	$1,081,501	$(920,306)	$17,746,123	$(840,602)

Net Increase(Decrease) in Net Assets Resulting
from Operations per Common Share
Basic	$0.06	$(0.05)	$0.92	$(0.04)
Diluted(2)	$0.06	$(0.05)	$0.81	$(0.04)

Weighted Average Common Shares Outstanding
Basic	19,320,100	19,320,100	19,320,100	19,320,100
Diluted(2)	19,320,100	19,320,100	23,564,228	19,320,100

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(Unaudited)

(1)      This balance is a related-party transaction.

(2)       For the three months ended June 30, 2015, 4,244,128 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended		Three months ended
	June 30, 2015		June 30, 2014
Per Share Data:	(Unaudited)		(Unaudited)
Net asset value at beginning of period	$15.66		$14.91
Net investment loss	(0.19)	(1)	(0.18)	(1)
Net realized gain(loss)	0.71	(1)	(0.38)	(1)
(Provision)/Benefit for taxes on Net Realized Capital Gains/Losses	(0.29)	(1)	0.15	(1)
Net change in Unrealized Appreciation(Depreciation) of Investments	(0.29)	(1)	0.60	(1)
(Provision)/Benefit for taxes on Unrealized Appreciation/(Deprecation) of Investments	0.12	(1)	(0.24)	(1)
Net asset value at end of period	$15.72		$14.86

Per share market value at end of period	$10.31		$10.57
Total return based on market value	5.20%	(2)	4.24%	(2)
Total return based on net asset value	0.38%	(2)	(0.34)%	(2)
Shares outstanding at end of period	19,320,100		19,320,100

Ratio / Supplemental Data:
Net assets at end of period	$303,649,796		$287,125,842
Average net assets	$295,688,346		$275,480,154

Annualized ratios
Ratio of gross operating expenses to average net assets (3)	8.55%		8.55%
Ratio of net income tax provisions to average net assets(3)	(0.96)%		(0.92)%
Ratio of net operating expenses to average net assets (3)	7.59%		7.63%

Ratio of net investment loss to average net assets (3)	(4.96)%		(4.98)%

	Six months ended		Six months ended
	June 30, 2015		June 30, 2014
Per Share Data	(Unaudited)		(Unaudited)
Net asset value at beginning of period	$14.80		$14.91
Net investment loss	(0.58)	(1)	(0.32)	(1)
Realized gain	1.39	(1)	0.04	(1)
Provision for taxes on net realized capital gains	(0.57)	(1)	(0.01)	(1)
Net change in unrealized appreciation	1.15	(1)	0.43	(1)
Provision for taxes on unrealized appreciation of investments	(0.47)	(1)	(0.19)	(1)
Net asset value at end of period	$15.72		$14.86

Per share market value at end of period	$10.31		$10.57
Total return based on market value	19.47%	(2)	(12.57)%	(2)
Total return based on net asset value	6.22%	(2)	(0.34)%	(2)
Shares outstanding at end of period	19,320,100		19,320,100

Ratio / Supplemental Data:
Net assets at end of period	303,649,796		287,125,842
Average net assets	293,486,377		281,410,486

Annualized ratios
Ratio of gross operating expenses to average net assets (3)	13.11%		7.68%
Ratio of net income tax provisions to average net assets(3)	(8.41)%		(0.48)%
Ratio of net operating expenses to average net assets (3)	4.70%		7.20%

Ratio of net investment loss to average net assets (3)	(7.69)%		(4.45)%

(1)	Based on weighted average number of shares outstanding for the year/period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses are not annualized. For the six months ended June 30, 2015, and 2014, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.